UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300	77056
Houston, Texas	(Zip Code)
(Address of principal executive offices)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Consulting Agreement with Robert Anderson

On September 5, 2018, Synthesis Energy Systems, Inc. (the “Company”) entered into an amended and restated consulting agreement with Robert Anderson, a director of the Company, to provide certain ongoing project assistance to management in his capacity as a director. The prior agreement was initially for a three month term, and was extended by amendment for an additional three months effective June 8, 2018. The new agreement is on a month-to-month basis and may be terminated by either party at any time. Mr. Anderson receives a monthly fee of $3,000 for his services. He is also entitled to reimbursement for reasonable expenses incurred in the performance of his services.

The foregoing description of the amended and restated consulting agreement is qualified in its entirety by reference to the full text of such consulting agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Consulting Agreement with Harry Rubin

On September 5, 2018, the Company entered into an amended and restated consulting agreement with Henmead Enterprises, an entity controlled by Harry Rubin, a director of the Company, to provide certain ongoing project assistance to management in his capacity as a director. The agreement is on a month-to-month term and may be terminated by either party at any time, and replaces the agreement entered with Mr. Rubin in June 2018. Mr. Rubin receives a monthly fee of $3,000 for his services. He is also entitled to reimbursement for reasonable expenses incurred in the performance of his services.

The foregoing description of the amended and restated consulting agreement is qualified in its entirety by reference to the full text of such agreement which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

10.1	Amended and Restated Consulting Agreement between the Company and Robert Anderson dated effective September 1, 2018.

10.2	Amended and Restated Consulting Agreement between the Company and Henmead Enterprises, Inc. effective September 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: September 6, 2018	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer